UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Ally Financial Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your Vote Counts! ALLY FINANCIAL INC. 2026 Annual Meeting of Shareholders Vote by May 5, 2026 11:59 PM ET ALLY FINANCIAL INC. ALLY DETROIT CENTER, 500 WOODWARD AVE DETROIT, MI 48226 V85609-P45128 You invested in ALLY FINANCIAL INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the 2026 Annual Meeting of Shareholders to be held on May 6, 2026. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 22, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com/ALLY, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Control # For complete information and to vote, visit www.ProxyVote.com/ALLY Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* May 6, 2026 9:00 AM ET Virtually at: www.virtualshareholdermeeting.com/ALLY2026 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com/ALLY

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming Annual Meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors.	
	Nominees:	
1a.	Gunther T. Bright	For
1b.	William H. Cary	For
1c.	Mayree C. Clark	For
1d.	Kim S. Fennebresque	For
1e.	Thomas P. Gibbons	For
1f.	Michelle J. Goldberg	For
1g.	Franklin W. Hobbs	For
1h.	Allan P. Merrill	For
1i.	David Reilly	For
1j.	Michael G. Rhodes	For
1k.	Brian H. Sharples	For
1l.	Tracey D. Weber	For
2.	Advisory vote on executive compensation.	For
3.	Ratification of the Audit Committee's engagement of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2026.	For
4.	Approval of the Ally Financial Inc. Incentive Compensation Omnibus Plan.	For
5.	Approval of the Ally Financial Inc. Employee Stock Purchase Plan.	For
6.	Shareholder Proposal to Reduce Threshold for Shareholders to Call Special Meetings.	Against

NOTE: If any other matter may be properly considered at the Annual Meeting, your proxy can exercise discretion in voting these shares on the matter.

Prefer to receive an email instead? While voting on www.ProxyVote.com/ALLY, be sure to click "Delivery Settings".

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